COMMAND SECURITY CORPORATION

                           Route 55, Lexington Park
                        Lagrangeville, New York 12540

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held April 29, 2003

To the shareholders of Command Security Corporation:

     The annual meeting of shareholders of Command Security Corporation will be held at the Stamford Marriott, located at Two Stamford Forum, Stamford, Connecticut on April 29, 2003 at 10:00 o'clock in the morning, eastern standard time, for the following purposes:

   1. To elect three directors, Messrs. Graeme R. Halder, Neil French and Kenneth Allison, to hold office until their respective two year terms expire and until their successors have been elected and qualified.

   2. To ratify the selection of auditors for the fiscal year ending March 31, 2003.

   3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 26, 2003, are entitled to notice of and to vote at the meeting and at any adjournment thereof. A complete list of shareholders entitled to vote will be available for inspection by shareholders at the executive offices of the Company at least ten days before the date of the meeting.


                     By order of the Board of Directors.

                           William Dunn, Secretary

Dated: March 28, 2003
Lagrangeville, New York

IMPORTANT - Please sign the enclosed proxy and mail it promptly in the postpaid return envelope provided, particularly if you do not expect to attend the meeting in person.

IT IS IMPORTANT THAT YOUR SHARES BE VOTED IN ORDER TO AVOID DELAYS AND THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION. PLEASE MAIL YOUR PROXY PROMPTLY.

                         COMMAND SECURITY CORPORATION
                   NOTICE OF ANNUAL MEETING OF SHARHOLDERS

                              TABLE OF CONTENTS

                                                                     Page

Proxy Statement.............................................................3

Proposal 1 - Election of Directors......................................... 4

Proposal 2 - Selection of Auditors......................................... 6

Committees and Meetings of the Board of Directors...........................7

Report of the Audit Committee...............................................8

Directors and Executive Officers............................................8

Ownership of Securities....................................................12

Compensation of Directors and Executive Officers...........................15

Stock Options/Warrants.....................................................17

Employment, Termination of Employment and
     Change of Control Agreements..........................................20

Compensation Committee Interlocks and Insider
      Participation in Compensation Decisions..............................23

Section 16(a) Beneficial Ownership Reporting Compliance....................23

Certain Relationships and Related Transactions.............................23

Shareholder Proposals and Nominations for Directors for
      the 2003 Annual Meeting of Shareholders..............................24

Financial Information and Other Matters....................................25

                         COMMAND SECURITY CORPORATION
                          Route 55, Lexington Park
                        Lagrangeville, New York 12540


                               PROXY STATEMENT

              The date of this Proxy Statement is March 28, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the annual meeting of shareholders of the Company to be held on April 29, 2003 at 10:00 o'clock in the morning, eastern standard time, at the Stamford Marriott, located at Two Stamford Forum, Stamford, Connecticut, for the purposes set forth in the accompanying notice of annual meeting of shareholders.

If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the annual meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. If no instructions are given on the proxy, it will be voted as herein recommended by the Board of Directors. The Company anticipates mailing this proxy statement and the accompanying proxy to shareholders on or about March 28, 2003 In addition to the solicitation of proxies by mail, the Company, through its directors, officers and employees, may solicit proxies from shareholders personally or by telephone or other forms of communication. The Company may also require the assistance of certain broker-dealers and/or proxy solicitation agents in obtaining completed proxies from shareholders. Such assistance would be in the form of telephonic or written communication by employees of such broker-dealers and/or proxy solicitation agents. No contract or compensation is anticipated in connection with any such solicitation. All expenses of proxy solicitation will be borne by the Company.

As of March 26, 2003, (the "Record Date") there were 6,287,343 shares of the Company's common stock issued and outstanding, held by approximately 1,200 beneficial owners and approximately 160 holders of record. Each share of common stock is entitled to one vote. Only holders of record of common stock at the close of business on March 26, 2003 will be entitled to vote at the meeting.

Proxies will be received and tabulated by the Company's transfer agent. Votes cast in person at the meeting will be tabulated by an election inspector appointed by the Company. Abstentions and "broker non-votes" are included in the determination of the number of shares present at the meeting. Abstentions are counted in tabulations of the vote cast on proposals presented to the shareholders, whereas broker non-votes are not counted in tabulations of the votes cast. Neither are counted as votes cast "for" a proposal.

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

If fewer shares are voted in favor of the proposals than required for their approval, the meeting may be adjourned for the purpose of allowing additional time for obtaining additional proxies or votes. At any subsequent reconvening of the meeting, all proxies will be voted on the matter(s) to be considered at the reconvened meeting in the same manner as such proxies would have been voted on the matter at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or changed), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. Any such adjournment will require the affirmative vote of a majority of the shares present at the session of the meeting to be adjourned. A proxy granting authority to vote upon such other business incidental to the conduct of the meeting as may properly come before the meeting will constitute authority to vote in favor of one or more adjournments of the meeting.

None of the Company's executive officers, directors or director nominees have any substantial interest, direct or indirect in any matter to be voted on other than election or appointment to office.


                                  PROPOSAL 1

                            ELECTION OF DIRECTORS

The Company's bylaws provide for its Board of Directors (the "Board") to be divided into two classes. Directors are elected by a plurality of the votes of the shareholders. The Company's by-laws provide that there shall be not more than twenty-one nor fewer than three directors of the Company, with the exact number to be determined from time to time by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Messrs. William C. Vassell, Gregory J. Miller, Peter J. Nekos and Carl E. Painter were reelected as directors by the shareholders at the annual meeting on November 30, 2001. Neil French was appointed as a director to replace and finish the term of Geoffrey Haslehurst who voluntarily resigned in January of 2003. Accordingly, Mr. French is now proposed for re-election to the Board.

The Company, William C. Vassell and Reliance are parties to a Shareholder's Agreement dated September 12, 2000. Pursuant to the terms of the Agreement, Mr. Vassell and Reliance agreed to vote all of their shares of common stock in accordance with the provisions contained therein. These provisions include:
(a) the establishment of a Board composed of seven directors; (b) an agreement that each of Vassell and Reliance shall designate three individuals to be nominated to serve as directors of the Company and that the Company shall have at least one independent director jointly selected by Mr. Vassell and Reliance. Mr. Vassell has designated Messrs. Miller and Nekos and himself as directors. Reliance has designated Messrs. Allison, Halder and French. Mr. Painter has been jointly selected as the independent director.

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

The Board proposes that Messrs. Graeme R. Halder, Neil French and Kenneth Allison, whose terms of office expire at the upcoming annual meeting of shareholders be reelected as directors. It is not anticipated that any of these nominees will become unavailable for any reason, but, if that should occur before the meeting, the appointees named in the proxy reserve the right, in the exercise of their sole discretion, to substitute and to vote for any other person selected by the Company's Board of Directors as nominee in place of such nominee or to vote for such lesser number of directors as may be prescribed by the Board in accordance with the Company's Certificate of Incorporation and bylaws.

In accordance with Securities and Exchange Commission regulations, the enclosed proxy card provides shareholders with an opportunity to grant to, or withhold from, the appointees named therein the authority to vote for the election of any director nominee named above.

The Board recommends that shareholders vote FOR the foregoing nominees.

The following information is furnished as to the nominees:


Name                      Age          Title             Since
----------------         -----        -------           -------
Graeme R. Halder          40          Director            2001
Neil French               52          Director            2003
Kenneth Allison           57          Director            2000


Graeme R. Halder has been a director of the Company and its Chief Financial Officer since January 2001. Mr. Halder is qualified as a Chartered Accountant in the United Kingdom and worked from 1987 to 1988 with Touche Ross at their London office. In 1988, he moved to the Corporate head office of Granada Group plc where he worked for eight years culminating in a position as Finance Director of Granada Hospitality which had $2 billion of revenue and $3 billion in assets. Granada is involved in retail, hotels and catering. His final role at Granada Group plc was to spearhead the integration of the accounting systems of several companies following the $6 billion acquisition of Forte plc in 1996. He moved to Reliance Security Group plc in 1996 as Finance Director of the guard division before moving to the United States to take up his current position as Chief Financial Officer of Command.

Neil French was appointed as a director to replace and finish the term of Geoffrey Haslehurst who voluntarily resigned in January of 2003. Neil French was appointed Group Finance Director of Reliance Security Group plc in April 2001. A graduate of

Edinburgh University, he is an experienced public company finance director having held that position with Perry Group plc and APV plc. Prior to that, he held several senior finance positions with Lex Service plc.

Kenneth Allison has been a director of the Company since November 2000.
Mr. Allison has been managing director of Reliance Security Services Limited Since 1996 and a member of the Board of Directors of Reliance Security Group plc since 1998. Mr. Allison also serves as Chairman of Reliance Group's Reliance Security Services (Scotland) Limited and Project Security Limited Company. Prior to joining Reliance, Mr. Allison was the managing director of the European food logistics division at Christian Salvesen plc.


                                  PROPOSAL 2

                            SELECTION OF AUDITORS

D'Arcangelo & Co., LLP audited the financial statements of the Company for the fiscal year ended March 31, 2002 and has been selected by the Board upon recommendation of the Audit Committee to audit the Company's financial statements for the fiscal year ending March 31, 2003. Representatives of D'Arcangelo & Co., LLP are not expected to be present at the meeting and therefore are not expected to be available to make a statement or to respond to questions. At the meeting, the shareholders will be asked to ratify this selection.

The Board recommends that the shareholders vote FOR this proposal.


Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2002, were $49,673. The fees charged in connection with the reviews of the interim statements for the periods ended June 30, 2001 through December 31, 2001 were $32,839.


Financial Information Systems Design and Implementation Fees

The Company's auditors did not provide any services in connection with and were not paid any fees in connection with financial information systems design and implementation.


All Other Fees

The aggregate fees for services rendered by the Company's auditors other than services referenced above, for the most recent fiscal year, totaled $15,669.

The Audit Committee has concluded that the services rendered by its auditors are compatible with maintaining the principal accountant's independence.

                           COMMITTEES AND MEETINGS
                          OF THE BOARD OF DIRECTORS
                      FOR THE YEAR ENDED MARCH 31, 2002

The Company's Board met nine times during the fiscal year ended March 31, 2002 and took action by Unanimous Written Consent on four occasions.

The Company had the following standing committees during the fiscal year ended March 31, 2002: Compensation, Stock Option and Audit. All committee meetings were attended by at least 75% of the directors comprising each committee.


Compensation Committee

The Compensation Committee was comprised of Messrs. Vassell, Miller and Allison for the fiscal year ended March 31, 2002. Mr. French has since replaced Mr. Allison on this committee. Its purpose is to advise the Board on compensation-related issues with respect to the Company's employees. The Committee formally met once during fiscal year ended March 31, 2002. A report of the Compensation Committee has not been provided.


Stock Option Committee

The Stock Option Committee includes Messrs. Miller and Nekos. There is one vacancy on the committee. The purpose of the committee is to administer the Company's 2001 Stock Option Plan. The committee did not meet during the fiscal year ended March 31, 2002 and no stock options were granted under the plan.


Audit Committee

The Audit Committee was comprised of Messrs. Haslehurst, Miller and Nekos as of March 31, 2002. As of January 2003, Mr. French assumed Mr. Haslehurst's duties on the Audit Committee. Messers. Miller and Nekos are independent directors and it is believed that Mr. Nekos' credentials satisfy the requirements of a financial expert.

The Audit Committee oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It recommends the selection of the Company's independent auditors. An Audit Committee Charter was adopted by the Committee on August 21, 2000. The Charter was amended on January 8, 2001, to permit the Audit Committee to fulfill its oversight role, relying on data and reports provided by the Company's independent auditors. A copy of the Charter is attached hereto. The committee met approximately once per month during the fiscal year ended March 31, 2002.

                        REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management and the independent accountants the Company's March 31, 2002 Audited financial statements, and the June, September and December 2002 quarterly reports. In addition, the Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountant's independence from the Company, as required by the Independent Standards Board Standard No. 1, "Independent Discussions with Audit Committees." These disclosures have been reviewed by the Committee and discussed with the independent accountants.

Based on its review and discussions, the Committee has recommended to the Board that the Audited Financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2002 for filing with the Securities and Exchange Commission.

The foregoing report is believed by the undersigned members of the Audit Committee as of February 24, 2003 to fairly represent the prior Audit Committee actions.

Peter J. Nekos, Gregory J. Miller, Neil French


                       DIRECTORS AND EXECUTIVE OFFICERS

The Company's by-laws require that the Board of Directors be divided into two classes. The first class consists of directors Geoffrey P. Haslehurst (replaced by Neil French), Kenneth Allison and Graeme R. Halder. The terms of the directors in this class will expire at the upcoming annual meeting of the shareholders for the fiscal year ending March 31, 2002 or until the successors have been elected and qualified. As of January 14, 2003, Neil French has replaced Mr. Haslehurst as a member of the first class of directors following Mr. Haslehurst's voluntary resignation on the same date. The second class consists of William C. Vassell, Peter J. Nekos, Carl E. Painter and Gregory J. Miller. The terms of the directors in the second class will expire at the annual meeting of shareholders for the fiscal year ending March 31, 2003 or until their successors have been elected and qualified. Each director's term is for two years. A classified board makes it more difficult for shareholders to change the majority of directors. Depending on the number of people in each class it could take two (2) annual meetings to replace a majority of the Board.

The Company, William C. Vassell and Reliance are parties to a Shareholder's Agreement dated September 12, 2000. Pursuant to the terms of the Agreement, Mr. Vassell and Reliance agreed to vote all of their shares of common stock in accordance with the provisions contained therein. These provisions include: (a) the establishment of a Board composed of seven directors; (b) an agreement that each of Vassell and Reliance shall designate three individuals to be nominated to serve as directors of the Company and that the Company shall have at least one independent director jointly selected by Mr. Vassell and Reliance. Mr. Vassell has designated Messrs. Miller and Nekos and himself as directors. Reliance has designated Messrs. Allison, Halder and French. Mr. Painter has been jointly selected as the independent director.

The following table provides information concerning each person who was an executive officer or director of the Company as of January 14, 2003.



Name                       Age                    Title
----                       ---                    ------------------------------------------------------------
William C. Vassell         44                     Chairman of the Board, President and Chief Executive Officer
Gregory J. Miller          43                     Director
Peter J. Nekos             74                     Director
Neil French                52                     Director
Kenneth Allison            57                     Director
Graeme R. Halder           40                     Chief Financial Officer and Director
Carl E. Painter            56                     Director
Martin Blake               48                     Vice President Aviation Services
William Dunn               49                     Corporate Secretary, General Counsel


William C. Vassell is currently President, Chief Executive Officer and Chairman of the Board. Except as described below, Mr. Vassell has held these positions since 1983. In connection with the Company's 1995 acquisition of United Security Group Inc. ("United"), Mr. Vassell resigned from the offices of President and Chief Executive Officer on February 24, 1995. He was re-elected to those offices in November, 2000, in connection with the acquisition by Reliance Security Group plc of various interests in the Company (the "Reliance Transaction") as reported in the Company's prior filings with the Securities and Exchange Commission. He has been a director of the Company since 1980. Mr. Vassell is active in various industry and trade associations. He has twice served as Chairman of the Mid-Hudson Chapter of the American Society for Industrial Security (the nationally recognized security association), and he has the designation of a Certified

Protection Professional from the organization. He is also a director of the Associated Licensed Detectives of New York State and a member of the National Association of Security Companies.

Gregory James Miller has been a director of the Company since September 1992 and serves as chairman of the Audit Committee. Since 1987 he has served as General Counsel for Goldline Connectors, Inc., a Connecticut-based electronics manufacturer, and sits on its board of directors. Mr. Miller also serves "of counsel" to Benenson Kates & Michel, in California, handling labor law and contract negotiations for security guard clients, and has handled various legal matters for the Company since 1985. Mr. Miller is currently employed by Goldline Connectors, Inc. He has a Bachelors Degree from Kalamazoo College, and a Juris Doctor Degree from New York Law School, where he was an Editor of the Journal of Human Rights. Mr. Miller is also a member of the Compensation, Stock Option and Audit Committees of the Company.

Peter J. Nekos has been a director of the Company since March 1991. Mr. Nekos is a certified public accountant. From July 1984 to June 1986 he was a partner of Nekos & Kilduff, an accounting firm located in New Rochelle, New York. He operated his own accounting firm in Mamaroneck, New York from July 1986 until September 1996. At present he operates an office in Valhalla, New York. He is a member of the Company's Audit Committee and Stock Option Committee.

Neil French was appointed as a director to replace and finish the term of Geoffrey Haslehurst who voluntarily resigned in January of 2003. Neil French was appointed Group Finance Director of Reliance Security Group plc in April 2001. A graduate of Edinburgh University, he is an experienced public company finance director having held that position with Perry Group plc and APV plc. Prior to that, he held several senior finance positions with Lex Service plc. He is a member of the Company's Audit Committee

Kenneth Allison has been a director of the Company since November 2000. Mr. Allison has been managing director of Reliance Security Services Limited since 1996 and a member of the Board of Directors of Reliance Security Group plc since 1998. Mr. Allison also serves as Chairman of Reliance Group's Reliance Security Services (Scotland) Limited and Project Security Limited Company. Prior to joining Reliance, Mr. Allison was the managing director of the European food logistics division at Christian Salvesen plc. He is a member of the Company's Compensation Committee.

Graeme R. Halder has been a director of the Company and its Chief Financial Officer since January 2001. Mr. Halder is qualified as a Chartered Accountant in the United Kingdom and worked from 1987 to 1988 with Touche Ross at their London office. In 1988, he moved to the Corporate head office of Granada Group plc where he worked for eight years culminating in a position as Finance Director of Granada Hospitality which had $2 billion of revenue and $3 billion in assets. Granada is involved in retail, hotels and catering. His final role at Granada Group plc was to spearhead the integration of the accounting systems of several companies following the $6 billion acquisition of Forte plc in 1996. He moved to Reliance Security Group plc in 1996 as Finance Director of the guard division before moving to the United States to take up his current position as Chief Financial Officer of Command.

Carl E. Painter has been a director of the Company since April 2001. Mr. Painter was most recently Chairman, President and Chief Executive Office of BICC Cables Corporation which was a leading manufacturer of electrical cables in the United States and Canada with revenues in excess of $750 million. BICC Cables was a subsidiary of the London based BICC Group. In 1984, Mr. Painter was a co-founder of Cablec Corporation, a company formed to complete the management buy-out ("MBO") of the power cable business of the Phelps Dodge Cable & Wire Company. At the time of the MBO, revenues were $50 million. By 1989, revenues had increased to over $500 million as a result of internal growth and several acquisitions and the company was acquired by the BICC Group. During his time with the company, Mr. Painter held positions in manufacturing, sales, marketing and general management and led a number of acquisitions and the integration process following the acquisitions. He served as a director on the main board of the BICC Group and was a director on the board of Phillips Cables, Ltd., a Canadian subsidiary. He was also a director for the National Electrical Manufacturers Association, the trade association for the U.S. electrical industry. Mr. Painter received a Bachelor of Science degree in electrical engineering from Lehigh University in 1968 and an MBA degree from the Harvard Business School in 1975. He served four years as a Flight Officer in the U.S. Navy.

Martin C. Blake, Jr. has over twenty-eight years of experience in aviation security services. Prior to joining the company in 1995, Mr. Blake retired as a Major in the United States Air Force, where he served in a variety of senior management positions. Mr. Blake's last assignment was as the Program Manager for Electronic Security Systems, Electronic Systems Division. In this capacity he managed a $20 million annual program responsible for global marketing, procurement, and deployment of electronic security systems. He was responsible for integrating security systems and programs at international airports in Germany, Turkey, and the United Kingdom. Previously, Mr. Blake was the Director of Security at the Department of Defense's largest classified air flight facility, incorporating over 1,200 square miles of restricted air space. Establishing aviation security programs for major aircraft defense contractors was an integral responsibility of his position. Mr. Blake also served as the Security Program Manager for Air Force space programs, including security for the Space Shuttle and expendable space launch vehicles. He also led the effort to integrate a shared automated entry control system for use at Cape Canaveral, Kennedy Space Center and the Johnson Space Center.

William Dunn is the Secretary and General Counsel for Command Security Corporation. He began working with the Company in 1997 and became General Counsel in 1998, and Secretary in 2000. Mr. Dunn's duties include managing litigation, licensing and compliance, contracts, and employment-related issues. Prior to his association with Command, Mr. Dunn was with the New York City Police Department for 22 years managing investigations and legal matters in several areas. He also worked for the United States Department of Agriculture in an investigative and adjudicative position. Mr. Dunn graduated from City University of New York and New York Law School. He has been a member of the New York Bar since 1988. He has also been a member and associate of several Bar and Law enforcement organizations. He is on the Board of the National Association of Security Companies and serves on the Private Sector Liaison Committee of the International Association of Chiefs of Police.


                           OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the number and percentage of common stock (being the Company's only voting securities) beneficially owned by (i) each person who owns of record (or is known by the Company to own beneficially) 5% or more of the Company's common stock or as to which he has the right to acquire within sixty (60) days of March 26, 2003, (ii) each director and executive officer and (iii) all of said beneficial owners, officers and directors as a group, as of March 26, 2003. Except as indicated below, the address for each director and executive officer is the Company's principal office at Lexington Park, Route 55, Lagrangeville, New York 12540.

Other than as set forth in the following table, the Company is not aware of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who owns more than 5% of the common stock of the Company.

                                 Amount and Nature
                                 Of Beneficial
Name                             Ownership(1)              Percent of Class(2)
-----                            ------------              -------------------
William C. Vassell               2,283,744(3)                  30.43%(2)
Peter J. Nekos                      12,500(4)                        (14)
Gregory J. Miller                   10,000(5)                        (14)
Carl E. Painter                     10,000(6)                        (14)
Kenneth Allison                     23,500(7)                        (14)
Graeme R. Halder                    75,000(8)                   1.18%
Martin C. Blake, Jr.                50,000(9)                        (14)
William Dunn                        21,000(10)                       (14)

Reliance Security Group plc      5,297,966(11)(2)              53.15%
Boundary House
Cricketfield Road
Uxbridge, Middlesex UB81QG

Norman H. Pessin                   354,500(12)                   5.6%(2)
605 Third Avenue
19th Floor
New York, NY 10158

All Officers and                 7,533,710(2)(3)(4)(5)(6)      66.37%(2)
Directors as a Group                (7)(8)(9)(10)(11)(13)
(9 Persons)

(1) The Company has been advised that all individuals listed have the sole power to vote and dispose of the number of shares set forth opposite their names except as indicated.

(2) Percent of class for each shareholder is calculated as if all shares underlying Preferred Stock, options and warrants included in the table for such shareholder are outstanding. The number of outstanding shares of common stock is 6,287,343. The percent of class for all executive officers and directors as a group is calculated as if all shares underlying Preferred Stock, options and warrants held by any shareholders included in the group are outstanding.

(3) The shares included under the beneficial ownership of Mr. Vassell include 204,485 shares at an exercise price of $1.25 per share, covered by a warrant not exercisable until November 12, 2001, and then only to the extent of the exercise by Reliance of a warrant issued to it. Also included are 1,012,959 shares at an exercise price of $1.25 per share, covered by a warrant not exercisable until November 12, 2001 under which one-third of the shares become exercisable if the Company's earnings satisfy certain Confidential Performance Targets (defined below in - "Employment, Termination of Employment and Change of Control Agreements - William C. Vassell") for the year ending March 31, 2002. These targets were not met for the fiscal year ending March 31, 2002. This Warrant becomes exercisable with respect to the two-thirds of the shares covered by it if the Company's earnings satisfy the Confidential Performance Targets for the year ended March 31, 2003. All of the shares covered by the warrant become exercisable if the Company's earnings satisfy the Confidential Performance Targets for the year ended March 31, 2004. Mr. Vassell shares voting and dispository power over 16,300 shares with his wife.

(4) Includes 10,000 shares covered by a warrant issued March 1, 2002 and which expires on February 28, 2005.

(5) Includes 10,000 shares covered by a warrant issued March 1, 2002 and which expires on February 28, 2005. . (6) Includes 10,000 shares covered by a warrant issued March 1, 2002 and which expires on February 28, 2005.

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

(6) Includes 10,000 shares covered by a warrant issued March 1, 2002 and which expires on February 28, 2005.

(7) Mr. Allison is currently an officer of Reliance Security Group plc and in addition to the 23,500 shares listed, he may be deemed to hold the 5,297,966 shares and warrants of Reliance in an indirect capacity.

(8) Includes 75,000 shares covered by a warrant issued pursuant to the Company's 2000 Stock Option Plan and not exercisable until May 1, 2004.

(9) Includes 50,000 shares covered by a warrant issued pursuant to the Company's 2000 Stock Option Plan and not exercisable until May 1, 2004.

(10) Includes 20,000 shares covered by a warrant issued pursuant to the Company's 2000 Stock Option Plan and not exercisable until May 1, 2004.

(11) The shares included under the beneficial ownership for Reliance include 1,367,339 shares of common stock and 12,325.35 shares of preferred stock convertible into 1,232,535 shares of Common Stock. Also included is a currently exercisable warrant for 150,000 shares at an exercise price of $1.03125 per full share and a warrant covering 2,298,092 shares at an exercise price of $1.25 per share which is not exercisable until November 12, 2001. This last warrant provides that in case the Vassell warrants shall vest and become exercisable in accordance with their terms at any time after the date the warrants were first issued, then the number of warrant shares issuable upon exercise of the warrant shall be proportionally adjusted so that Reliance after such vesting shall be entitled to receive such number of warrant shares equal to twenty percent (20%) of the outstanding common stock taking into account the exercise of all stock options, warrants and rights to acquire shares of common stock outstanding on the date thereof, conversion of all shares of the Company's preferred stock outstanding on the date thereof, and exercise of the warrant and that portion of the Vassell warrants vested on such date. Also included are 250,000 shares held in escrow pursuant to an Escrow Agreement between Mr. Vassell and Reliance dated November 12, 2000.

(12) The shares included under the beneficial ownership for Norman H. Pessin include 294,500 personally owned by Mr. Pessin and 60,000 shares beneficially held by a SEP IRA Account for the benefit of Mr. Pessin. This information is based upon a filing with the Securities and Exchange Commission on Form 13D dated October 26, 2000.

(13) The denominator for the group calculation is 11,350,414 and includes the shares and warrants held by Reliance Security Group. The numerator of 7,533,710 does not include 250,000 shares of common stock included in Mr. Vassell's beneficial ownership since these shares are also included in Reliance's beneficial ownership.

(14) Less than 1 percent of class.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                    Board Report On Executive Compensation

The purpose of the Company's Compensation Committee is to advise the Board on matters related to the compensation of executive officers and was, as of March 31, 2002, comprised of William C. Vassell, Gregory J. Miller and Kenneth Allison. The Company's policy for determining compensation for management personnel is based on its understanding of the market rate for similar positions in an effort to attract and retain qualified personnel. Raises are granted based on performance which is measured in terms of a wide range of factors including the Company's earnings, revenue, period to period performance, cost savings, length of service, creativity and financing.

During the year ended March 31, 2002, employment and compensation decisions were made by the Board with respect to Mr. Fleshood. In making determinations with respect to compensation for its executive officers, the Board generally reviewed the compensation paid to similarly situated officers at other security guard companies with which the Board was familiar. The base salary selected for Mr. Vassell was at the low to median range of the comparison companies. Mr. Vassell did qualify for incentive compensation based on the Company's performance.

The foregoing report is believed by the undersigned members of the Compensation Committee as of March 15, 2003, to fairly represent the prior Compensation Committee's and Board of Director's actions.

William C. Vassell, Kenneth Allison and Gregory J. Miller

The following table sets forth for the fiscal year ended March 31, 2002, all plan and non-plan compensation paid to, earned by, or awarded to William C. Vassell, Chairman of the Board and Chief Executive Officer, Graeme R. Halder, Chief Financial Officer, and Martin C. Blake, Jr., Vice-President Aviation,. No other officer of the Company received total annual salary and bonus in excess of $100,000 for the fiscal year ended March 31, 2002 and, therefore, compensation for such other officers is not disclosed.


                                               SUMMARY COMPENSATION TABLE
                                        FOR THE FISCAL YEAR ENDED MARCH 31, 2001


                              Annual Compensation                   Long-Term Compensation
                                                                                                        Shares
                              Fiscal Year                           Other Annual                        Underlying
Name and Principal            Ended                                 Salary                              Warrants
Position                      March 31      Annual Salary           Compensation     Bonus              Granted
--------                      --------      -------------           ------------     -----              --------
William C. Vassell<F1>
Chairman of the Board
and Chief Executive Officer
                              2000          $ 153,846                       <F2>            0                   0
                              2001          $ 162,500                       <F2>            0           1,217,444<F1>
                              2002          $ 193,268                       <F2>     $ 45,000<F1>               0
Graeme R. Halder<F3>
Chief Financial Officer

                              2001          $  30,000               $179,356<F3>     $ 13,800              75,000<F4>
                              2002          $ 163,083<F3>           $120,320<F3>     $ 29,256<F3>               0
Martin C. Blake, Jr
Vice President-
- Aviation

                              2000          $ 116,074                       <F2>     $ 12,900                   0
                              2001          $ 119,678                       <F2>     $ 94,058              50,000<F4>
                              2002          $ 119,678                       <F2>     $114,312<F5>               0


<F1> In November, 2000, Mr. Vassell was granted two warrants covering
1,217,444 shares of the Company's common stock in connection with the Reliance transaction. The first warrant issued to Mr. Vassell in connection with the Reliance transaction covers 204,485 shares at an exercise price of $1.25 per share and became exercisable on November 12, 2000, but it was not exercisable until after the exercise by Reliance of a warrant issued to it, and then only in the same proportion as to which Reliance has exercised its warrant. This warrant expires on November 12, 2005 and has not been exercised. The second warrant issued to Mr. Vassell in connection with the Reliance transaction covers 1,012,159 shares at an exercise price of $1.25 per share. It was not exercisable until November 12, 2001, and then only to the extent as follows (i) with respect to one-third of the warrant shares if the Company's earnings satisfy certain "Confidential Performance Targets" (defined below under "Employment, Termination of Employment and Change of Control Agreements - William C. Vassell") for the fiscal year ended March 31, 2002 (these targets were not met in the fiscal year ending March 31, 2002);
(ii) with respect to two-thirds of the warrant shares if the Company's earnings satisfy the Confidential Performance Targets for the fiscal year ended March 31, 2003; and (iii) with respect to all of the warrant shares if the Company's earnings satisfy the Confidential Performance Targets for the fiscal year ended March 31, 2004. This warrant expires on November 12, 2005 and has not been exercised. Mr. Vassell received a bonus for the fiscal year ending March 31, 2002 based on achievement of an agreed profit target. The bonus was subject to review and agreement by the Compensation committee and the Board of Director's.

<F2> All perquisites and other personal benefits, securities or property do not exceed either

                                      16


$50,000, or 10% of the total annual salary and bonus of the executive officer. All perquisites and other personal benefits, securities or property are properly indicated in the "Other Annual Salary Compensation" column, as they all fit into the categories set forth in Item 402 of Regulation S-K.

<F3> Pursuant to the Employment Agreement entered into between Mr. Halder and the Company, Mr. Halder's annualized salary for the fiscal year ending March 31, 2001 was $163,083. For the fiscal year ending March 31, 2002, Mr. Halder received perquisites and other personal benefits in excess of either $50,000 or 10% of his total annual salary and bonus. Mr. Halder received $6,942 for health cover, $7,753 for the use of a fully expensed vehicle, $50,595 towards the cost of rental accommodation in the US offset by $14,637 received on the rental of his UK property and $29,195 in private school tuition for his two eldest children. His employment agreement also covers him for any taxable benefit on the above costs and this is estimated at $45,027. Mr. Halder received a bonus for the fiscal year ending March 31, 2002 based on achievement of an agreed profit target. The bonus was subject to review and agreement by the Compensation committee and the Board of Director's.

<F4> Covered by a warrant issued pursuant to the Company's 2000 Stock Option
Plan at an exercise price of $0.75 per full share. The warrant may become exercisable May 1, 2004, provided certain Confidential Performance Targets are satisfied.

<F5> Mr. Blake received a bonus for the fiscal year ended March 31, 2002 based upon the achievement of an agreed profit target as outlined in his employment agreement.




                            STOCK OPTIONS/WARRANTS
                      Option Grants in Fiscal Year 2002


                      Number of
                      Securities          Percent of
                      Underlying          Total Granted     Exercise                Potential Realizable Value
                      Options/Warrants    to Employees      Price Per               at Assumed Annual Rates of
                      Granted<F1>         in Fiscal Year    Share       Expiration  Stock Price Appreciation
                      (#)                 Year(%)                       Date        for Option Term <F2>
                                                                                    5%            10%
Name
--------              ----------------    ---------------   ----------  ----------  -----------------------------
Gregory J. Miller     10,000              N/A               $0.82       2/28/05     $0.86         $0.90
Carl E. Painter       10,000              N/A               $0.82       2/28/05     $0.86         $0.90
Peter J. Nekos        10,000              N/A               $0.82       2/28/05     $0.86         $0.90


<F1> The total number of options/warrants granted in the fiscal year ended
March 31, 2002 to executive officers and directors was 30,000, as reflected in the table. These options were not granted under the 2000 Stock Option Plan.

<F2> Potential Realizable Value is calculated based on the stock price ($0.82)
on the grant date (3/1/03).




                  AGGREGATED STOCK OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES


                                                     Number of Securities        Value of Unexercised
                       Number of         Value       Underlying Unexercised      In-the-Money Options at
                       Shares Acquired   Realized    Options at Year-End(#)      Year-End($)
Name                   on Exercise (#)   ($)         Exercisable  Unexercisable  Exercisable  Unexercisable
--------------------   ---------------   --------    -----------  -------------  -----------  -------------
William C. Vassell         None            NA
Graeme R. Halder           None            NA
Martin C. Blake, Jr.       None            NA
William Dunn               None            NA



Board of Directors' Compensation

No executive officer receives any additional compensation for serving as a director. Directors Gregory J. Miller and Peter J. Nekos received $1,000 per month in connection with services they provide to the Company in their capacity as members of the Audit Committee. As of July 31, 2002, Directors Gregory J. Miller, Carl E. Painter and Peter J. Nekos are paid $2,500 for attendance at Board Meetings. No other directors who are not also executive officers received any plan or non-plan compensation from the Company during the last three fiscal years.

Limited Directors' Liability

Pursuant to the New York Business Corporation Law, the Company's Certificate of Incorporation, as amended, eliminates to the fullest extent of such Law the liability of the Company's Directors, acting in such capacity, for monetary damages if they should fail through negligence or gross negligence to satisfy their duty of exercising proper business judgment in discharging their duties, but not for acts or omissions in bad faith, or involving intentional misconduct or amounting to a knowing violation of law or under other limited circumstances.

               Comparison of Five-Year Cumulative Total Returns
                           Performance Graph for
                           COMMAND SECURITY CORP

              Produced on 03/17/2003 including data to 03/28/2002

(GRAPH)


Legend


CRSP Total Returns Index for:                   03/1997  03/1998  03/1999  03/2000  03/2001  03/2002
-----------------------------                   -------  -------  -------  -------  -------  -------
COMMAND SECURITY CORP                           100.0     65.6     75.4     52.5     45.9     63.0
Nasdaq Stock Market (US Companies)              100.0    151.6    204.8    380.5    152.5    153.6
NASDAQ Stocks (SIC 7380-7389 US Companies)      100.0    120.2    226.1    333.5     64.1     77.9
Miscellaneous Business Services


Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 03/31/1997.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

(C) Copyright 2003

11961/80000060

                    EMPLOYMENT, TERMINATION OF EMPLOYMENT
                       AND CHANGE OF CONTROL AGREEMENTS

William C. Vassell

The Company has entered into an Employment Agreement with Mr. Vassell dated as of September 12, 2000. The Agreement went into effect when the Reliance transaction was consummated on November 13, 2000. The Agreement provides that Mr. Vassell be employed as the Company's Chairman of the Board of Directors, Chief Executive Officer and President. The contract will end on the earlier of the third anniversary of the effective date or the date on which Mr. Vassell's employment is terminated under the Agreement. Unless either party gives ninety (90) days notice to the other party prior to an anniversary of the effective date, the Agreement shall be automatically extended for one (1) year on such anniversary date. Mr. Vassell's base salary shall be $175,000 per annum for the first employment period, $225,000 for the second employment period and $250,000 thereafter.

Mr. Vassell is eligible to receive incentive compensation equal to 20% of his base salary if the Company's earnings before taxes for any given year equal or exceed certain Confidential Performance Targets. Said Confidential Performance Targets are set forth in a confidential letter agreement between Mr. Vassell and the Company, dated September 12, 2000. Said letter agreement references the Company's confidential Business Plan dated March 13, 2000 and approved by the Company's Board of Directors in November, 2000. For each percentage increase in earnings before taxes above the stated targets, the incentive compensation will be increased by three percentage points of the base salary up to a maximum incentive compensation equal to 50% of base salary. Mr. Vassell has received two warrants which are described in "Ownership of Securities" and in the annotations to the "Summary Compensation" and "Stock Options/Warrants" tables above.

Pursuant to the Agreement, if the Company terminates Mr. Vassell without cause, or Mr. Vassell terminates as a result of constructive discharge (which includes a change of control, a material diminution of duties or authority, or a relocation of the Company's corporate headquarters of more than 50 miles), then the Company will be obligated to pay all accrued obligations to Mr. Vassell, a severance amount determined by a calculation described in the Employment Agreement, and health benefits for a maximum period of one year, plus incentive compensation under certain circumstances. In the event Mr. Vassell is terminated for cause or Mr. Vassell terminates other than for constructive discharge or death or disability, the Company shall have no further obligation except to pay those accrued obligations arising prior to the date of termination.

The Employment Agreement provides that Mr. Vassell shall be subject to a Confidentiality Agreement with respect to any confidential or proprietary information, knowledge or data relating to the Company. In addition, for one
(1) year following termination of his employment for any reason, Mr. Vassell shall not solicit for employment or employ any person who is a senior executive or branch manager of the Company, solicit any customer of the Company or provide to any customer of the

Company services of the type offered by the Company as of the date of such termination except under certain circumstances.

The Employment Agreement further provides Mr. Vassell with extensive indemnification with respect to any action taken or omission occurring after the effective date of the contract. Such indemnification provisions provide for advancement of expenses and costs.

Pursuant to a prior Employment Agreement which expired in July 2000, Mr. Vassell served as Chairman of the Board of the Company and received an annual salary of $175,000 in fiscal years ended March 31, 1999 and March 31, 2000. The Board determined that as of April 1, 1999, Mr. Vassell's salary would be $150,000 annually. Mr. Vassell was also entitled to an annual bonus equal to 5% of the Company's pre-tax profit for each fiscal year exclusive of (a) capital gains and losses; (b) the annual bonus; and (c) federal state and local income and franchise taxes for that year ("Pre-Tax Operating Profit") from $.5 million to $1.0 million, and 2% of all Pre-Tax Operating Profit in excess of $1.0 million. Mr. Vassell was provided with the use of a Company-owned automobile and reimbursement for automobile insurance and operating expenses. Mr. Vassell's Compensation Continuation Agreement was terminated by the Employment Agreement entered into as of September 12, 2000.


Graeme R. Halder

The Company entered into an Employment Agreement with Mr. Graeme R. Halder that was effective from August 20, 2001. This superceded the prior agreement that was effective from January 1, 2001. The Agreement provides that Mr. Halder will be employed as the Company's Chief Financial Officer and will report to Mr. Vassell. The contract will end on the earlier of the third anniversary of the effective date of of the agreement or the date on which Mr. Halder's employment is terminated by the Company. If the Company terminates Mr. Halder's employment other than for cause prior to the third anniversary, then the Company is obligated to pay a lump sum severance equal to one year of the base salary at the time of termination, In the event that Mr. Halder is terminated for cause, the Company shall have no further obligations except to pay those obligations arising prior to the the date of termination. His base salary will be $146,280 per annum, which will be reviewed at each anniversary date and he will be eligible to receive up to an additional 50% of his base salary based on performance. The perquisites offered to Mr. Halder include a Tax Equalization Agreement, a fully expensed automobile, a $13,800 disturbance allowance per annum, the reasonable costs of private education for his two eldest children and a $6,000 per annum air travel allowance. The Company also pays for the cost of renting a suitable property in the States which is offset by rental income received on his property in the UK.

Martin C. Blake, Jr.

The Company has executed an Employment Agreement with Mr. Blake dated as of March 20, 2000. The Agreement went into effect on April 1, 2000 and superceded a prior Employment Agreement dated January 1, 1998. The Agreement provides that Mr. Blake be employed as the Company's Vice President and General Manager of the Company's Aviation Division. The contract will end on the earlier of the third anniversary of the date of the Agreement or the date on which Mr. Blake's employment is terminated under the Agreement. Mr. Blake's base salary was $120,000 per annum. He is also eligible to receive a performance-related bonus. The perquisites offered to Mr. Blake include an automobile and reimbursement for all out-of-pocket business expenses.

Due to the significant challenges within the aviation security industry during calendar year 2002, Mr. Blake's employment agreement was amended on March 20, 2002. With effect from April 1, 2002, his salary became $150,000 per annum. In the event Mr. Blake is terminated for cause, the Company shall have no further obligation except to pay those accrued obligations arising prior to the date of termination. In the event the Company terminates Mr. Blake's employment without cause, the Company is obligated to provide nine months of health insurance and pay a lump sum severance amount of $100,000 for termination in the third year of the Agreement.

The Agreement further provides that Mr. Blake will execute the Company's standard form of Confidentiality and Non-Compete Agreement pursuant to which, for one year following termination of his employment for any reason, he will not engage in any employment or business in competition with the Company. For one additional year he will not solicit any aviation division clients or potential clients or hire or influence Company employees to leave the Company.


Other Agreements

Other than pursuant to the Employment Agreement for Mr. Vassell, the employment agreements with Messrs. Halder and Blake, there is no compensation plan or arrangement for the benefit of any person named in the Summary Compensation Table that would result from the resignation, retirement or other termination of such person's employment.

Other than the compensation described above, there are no long-term incentive plans for the persons named in the Summary Compensation Table. In November 1999, the Company adopted a qualified Retirement Plan which became effective beginning calendar year 1999, and provided for elective employee deferrals and discretionary employer contributions to non-highly compensated participants. The Plan does not allow for employer matching of elective deferrals. For the period ended March 31, 2002, no discretionary amounts have been accrued or paid.

                    COMPENSATION COMMITTEE INTERLOCKS AND
               INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Company's Compensation Committee is intended to make all recommendations to the Board related to compensation issues with respect to executive officers. For the fiscal year ended March 31, 2002, it was comprised of William C. Vassell, Gregory J. Miller and Kenneth Allison. While Mr. Vassell participated in decisions relating to compensation for executive officers, he did not vote on matters relating to his own compensation. Likewise, none of the directors or executive officers serve on the Compensation Committee of any other entity.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each director and executive officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, and each other person who beneficially owns more than 10% of the Company's common stock, is required by
Section 16(a) of that Act to report to the Securities and Exchange Commission by a specified date his or her ownership of and transactions in the Company's common stock. Copies of such reports on Forms 3, 4, and 5 must also be provided to the Company. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto, and written representations to the Company with respect to the fiscal year ended March 31, 2002, the Company is not aware of any person who, at any time during the fiscal year ended March 31, 2002, was a director, officer or beneficial owner of more than ten percent (10%) of the Company's common stock and who failed to file reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended March 31, 2002.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

During the fiscal year ended March 31, 2002, the Company entered into a series of transactions with Reliance Securities Group, plc. As described in the section entitled "Ownership of Securities" in this proxy, Reliance has an interest in 5,297,966 shares of the Company's common stock (assuming exercise of all warrants and conversion of preferred stock) which represents 53.15% of the outstanding shares of the Company's common stock. These transactions are related to the Company's ATM business in the United Kingdom. The transactions entered into with Reliance are similar to and on terms comparable to transactions entered into between the Company and other unrelated security guard service providers in the U.S. The Company has paid Reliance approximately $1,143,717 in connection with these transactions. These transactions terminated in January 2002 when the Company discontinued the ATM business.

The Company, William C. Vassell and Reliance are parties to a
Shareholder's Agreement dated September 12, 2000. Pursuant to the terms of the Agreement, Mr. Vassell and Reliance agreed to vote all of their shares of common stock in accordance with the provisions contained therein. These provisions include: (a) the establishment of a Board composed of seven directors; (b) an agreement that each of Vassell and Reliance shall designate three individuals to be nominated to serve as directors of the Company and that the Company shall have at least one independent director jointly selected by Mr. Vassell and Reliance. Mr. Vassell has designated Messrs. Miller and Nekos and himself as directors. Reliance has designated Messrs. Allison, Halder and French. Mr.Painter has been jointly selected as the independent director.


             SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS
                 FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals intended for inclusion in the proxy material for the Annual Meeting of Shareholders as tentatively scheduled for November 25, 2003, must be received by the Secretary of the Company at the Company's offices at Route 55, Lexington Park, Lagrangeville, New York 12540 at a reasonable time prior to the printing and mailing of the 2003 proxy. The Company expects to mail and print the 2003 proxy in October of this year and recommends that any proposals be sent to the company not later than July 23, 2003, in order for such proposals and nominations to be included in the proxy material for the 2003 Annual Meeting of Shareholders. The notice of nomination shall contain the following information: (a) the full name and residence and business address of each of the proposed nominees; (b) the business experience of each of the proposed nominees for the most recent five
(5) years, including principal occupations and employment; (c) name, principal business and size of any entity in which such occupations and employment were carried on; (d) the number of shares of the Company's capital stock owned directly or indirectly by each of the proposed nominees; (e) a description of any legal or administrative proceedings or order or decree any nominee is or has been a party to or is or was subject to during the most recent five (5) years; (f) the name, residence and business address of the shareholder who makes the nomination; (g) the number of shares of the Company's capital stock owned directly or indirectly by the shareholder who makes the nomination; and (h) any other information regarding each of the nominees required by Schedule 14A of the Securities Exchange Act of 1934, as amended or any successor provision.

                   FINANCIAL INFORMATION AND OTHER MATTERS

The Company's financial statements, supplementary financial information, management's discussion and analysis of financial condition and results of operation and quantitative and qualitative disclosures about market risk are incorporated herein by reference to the Company's Annual Report for its fiscal year ended March 31, 2002 and to its quarterly reports, as amended, for the quarter ended June 30, 2002, September 30, 2002 and December 31, 2002. The Company's Annual Report is being provided to you together with this proxy statement. Copies of the quarterly reports or of any exhibit may be obtained without charge by calling or writing to the Company at 845-454-3703 or Route 55, Lexington Park, Lagrangeville, New York 12540. You may also view current and past financial statements on the Company's website at http://www.commandsecurity.com.

The Company holds its executive officers to the highest ethical standards and is currently drafting a Code of Ethics for inclusion in the Company's next annual report. Once completed, this Code of Ethics will also be published on the Company's website.

Management is not aware of any matters to be presented for action at the meeting other than the matters mentioned above, and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, it is intended that the holders of the proxies will vote them according to the discretion of the Company's Board of Directors.

By order of the Board of Directors,

                                /s/ William Dunn
                           William Dunn, Secretary

Dated: March 28, 2003

                                End of Filing

PROXY                    COMMAND SECURITY CORPORATION                    PROXY
         PROXY FOR THE APRIL 29, 2003 ANNUAL MEETING OF SHAREHOLDERS
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Shareholder of Command Security Corporation, Lagrangeville, New York, do hereby nominate, constitute and appoint David J. Pollitzer and Seth D. Finkell (neither being an officer or employee of the Company) or either of them (with full power to act alone) my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Company, standing in my name on its books on March 26, 2003 at the Annual Meeting of its Shareholders to be held at the Stamford Marriott located at Two Stamford Forum, Stamford, Connecticut at 10:00 a.m. on April 29, 2003, or any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

     1. To elect the three (3) persons listed below to serve a two-year term.

              _ FOR              _ AGAINST           _ WITHHELD
         Graeme R. Halder       Neil French        Kenneth Allison

        Withhold authority to vote for_______________________________________.

     2. To ratify the selection of D'Arcangelo & Co., LLP to serve as auditors for fiscal year ending March 31, 2003.

              _ FOR              _ AGAINST           _ WITHHELD

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE SHARES REPRESENTED HEREBY SHALL BE VOTED FOR THE MATTERS SPECIFICALLY SET FORTH HEREIN. The Proxies are authorized to vote at the direction of the Board of Directors upon such other business as may properly come before such meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE MENTIONED MATTERS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY DELIVERY OF NOTICE OF REVOCATION OR A LATER-DATED PROXY TO WILLIAM DUNN, SECRETARY OF THE CORPORATION AT ROUTE 55, LEXINGTON PARK, LAGRANGEVILLE, NEW YORK 12540.


DATED:  ________________

                              ___________________________________________(L.S.)
                              Signature of Shareholder


                              ___________________________________________(L.S.)
                              Signature of Shareholder